UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                          ----------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                          ----------------------------

                                  MAY 21, 2004
                                 Date of Report
                        (Date of earliest event reported)

                      Shenandoah Telecommunications Company
             (Exact name of registrant as specified in its charter)

             Virginia                   0-9881                   54-1162807
(State or other jurisdiction of      (Commission             (I.R.S. Employer
 incorporation or organization)      File Number)         Identification Number)

            P.O. Box 459
             Edinburg, VA                                           22824
(Address of principal executive office)                          (Zip code)

       Registrant's telephone number, including area code: (540) 984-4141

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Item 5.

The information contained in this report on Form 8-K is being furnished pursuant to Item 5 as directed by the Securities and Exchange Commission in Release No. 34-47583 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

NEWS RELEASE

For further information, please contact Earle A. MacKenzie at 540-984-5192

                   SHENANDOAH TELECOMMUNICATIONS COMPANY SIGNS
                 $20 MILLION AGREEMENT WITH LUCENT TECHNOLOGIES
                         FOR 3G MOBILE NETWORK EQUIPMENT

Edinburg, VA (May 21, 2004) - Shenandoah Telecommunications Company (Shentel;
NASDAQ: SHEN), a PCS Affiliate of Sprint, today announced a contract with Lucent Technologies to purchase up to $20 million of third-generation (3G) CDMA2000 mobile network equipment in 2004 to further enhance its existing 3G network. As part of the agreement, Shentel also said that Lucent will be its "vendor of choice" for all switching and base station requirements for its CDMA2000 mobile network through 2007.

      "Our customers in the mid-Atlantic region look to Shentel for a reliable wireless network and great customer service," said Christopher French, president, Shentel. "Under this agreement, and with the equipment from Lucent, we will be able to continue to provide our customers with outstanding service."

      Lucent will provide Flexent(R) Modular Cell base stations to enhance network coverage and voice capacity for Shentel's networks in Virginia, West Virginia, Maryland and Pennsylvania. The Lucent-supplied CDMA2000 infrastructure will help Shentel continue to deliver a variety of high-speed mobile data services that allow customers to browse the Internet at speeds faster than most dial-up connections; check personal and corporate e-mail; take and receive

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pictures; watch clips and stream audio for news and music; and download polyphonic, animated and voice ringers and full-color, graphically-rich games and screen savers.

      "We're pleased to be working with Shentel as they continue to upgrade their network with equipment that will allow them to offer a wide variety of services to their customers now and in the future," said John Seeling, sales director for Lucent Technologies.

About Shenandoah Telecommunications

      Shenandoah Telecommunications Company is a holding company that provides a broad range of telecommunications services through its operating subsidiaries. The Company is traded on the NASDAQ National Market under the symbol "SHEN." The Company's operating subsidiaries provide local telephone, cable television, internet access, interexchange facilities, and PCS services, along with many other associated services, to the four-state region from Harrisonburg, Virginia to Harrisburg and Altoona, Pennsylvania.

About Lucent Technologies

      Lucent Technologies, headquartered in Murray Hill, NJ, USA, designs and delivers networks for the world's largest communications service providers. Backed by Bell Labs research and development, Lucent relies on its strengths in mobility, optical, data and voice networking technologies as well as software and services to develop next-generation networks. The company's systems, services and software are designed to help customers quickly deploy and better manage their networks and create new, revenue-generating services that help businesses and consumers. For more information on Lucent Technologies, visit its Web site at http://www.lucent.com

This release contains forward-looking statements that are subject to various risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of unforeseen factors. A discussion of factors

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that may cause actual results to differ from management's projections, forecasts, estimates and expectations is available in the Company filings with the SEC, including the Company's Annual Report on Form 10-K filed with the SEC on March 9, 2004. Those factors may include changes in general economic conditions, increases in costs and other competitive factors.

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         SHENANDOAH TELECOMMUNICATIONS COMPANY AND SUBSIDIARY COMPANIES

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                       SHENANDOAH TELECOMMUNICATIONS COMPANY
                       (Registrant)


                       May 26, 2004   /S/ EARLE A. MACKENZIE
                                      ---------------------------
                                          Earle A. MacKenzie
                                          Chief Financial Officer